Exhibit 10.5

ADVOCATES & SOLICITORS

LEGALLY PRIVILEGED · PRIVATE & CONFIDENTIAL

Dated

10 December 2025

SHARE SWAP AGREEMENT

in relation to

+603 2242 1069

office@lpplaw.asia

lpplaw.asia

A-10-3, Tower A, Vertical Business Suite Avenue 3
Bangsar South, No. 8, Jalan Kerinchi, 59200 Kuala
Lumpur

LPP LAW
LEE & POH PARTNERSHIP

DS_1 SP (Pin 1/2017)

KERAJAAN MALAYSIA

IBU PEJABAT
LEMBAGA HASIL DALAM NEGERI MALAYSIA
MENARA HASIL
PERSIARAN RIMBA PERMAI
CYBER 8, 63000 CYBERJAYA
SELANGOR DARUL EHSAN

SIJIL SETEM

ASAL

STAMP CERTIFICATE

(Sila lekatkan sijil setem ini ke atas surat cara sebagai bukti penyeteman)
Please attach this stamp certificate to the instrument as evidence of stamping

Cara Bayaran *Payment Method*	FPX TRANSACTIONS
No. Adjudikasi *Adjudication No.*	G01H2B7DF7XW012
Jenis Surat Cara *Type Of Instrument*	SHARE SWAP AGREEMENT SURAT CARA UTAMA
Tarikh Surat Cara *Date Of Instrument*	10/12/2025
Balasan *Consideration*	RM 0.00

Maklumat Pihak Pertama / Penjual / Pemberi *First Party / Vendor / Transferor / Assignor*
LOW YOU SIONG, (800805105471)

Maklumat Pihak Kedua / Pembeli / Penerima *Second Party / Purchaser / Transferee / Assignee*
MEKAR SUBUR AV SDN. BHD., (1055070-D, 201301025240); MSAV (BVI) LTD, (2192492); MSAV HOLDINGS LTD, (427759); LYS (BVI) LIMITED, (2192895)

Butiran Harta / Suratcara *Property / Instrument Description*

Dengan ini disahkan surat cara ini disetem dan diindors seperti maklumat di bawah:
This is to certify this instrument is stamped and indorsed as below:

No. Sijil Setem *Stamp Certificate No.*	W1122A252268434
Tarikh Penyeteman *Date of Stamping*	19/12/2025
Duti Setem Dikenakan *Amount of Stamp Duty*	RM 10.00
Penalti *Penalty*	RM 0.00
Pelarasan *Adjustment*	RM 0.00
Jumlah Dibayar *Total Amount Paid*	RM 10.00
Indorsemen *Indorsement (Akta Setem 1949)*	Seksyen 37

LEMBAGA HASIL DALAM NEGERI

Pemungut Duti Setem

No. Kelulusan Perbendaharaan *Treasury Approval No.* : KK/BSKK/10/600-2/1/2(60)

Tarikh Cetak *Printed Date* : ***22/12/2025 09:30:12***

Pengesahan ketulenan Sijil Setem ini boleh dipastikan di stamps.hasil.gov.my atau melalui aplikasi telefon pintar
The authenticity of this Stamp Certificate can be verified at stamps.hasil.gov.my or by mobile app
Ini adalah cetakan komputer dan tidak perlu ditandatangani
This is a computer generated printout and no signature is required

--- *tamat/end* ---

i

Share Swap Agreement

in relation to

the reorganisation of Mekar Subur Holdings Ltd and its subsidiaries

THIS AGREEMENT is made on between:

(1)	LOW YOU SIONG (NRIC No. 800805-10-5471), a Malaysian national whose principal place of residence is at A-08-07, Taman Dinasti Kondominium, Jalan Kuchai Maju 12, Kuchai Entrepreneur’s Park, 58200 Kuala Lumpur, Wilayah Persekutuan Kuala Lumpur (“Dato’ Low”);

(2)	MEKAR SUBUR AV SDN. BHD. (Registration No. 201301025240 (1055070-D)), a private company limited by shares incorporated under the laws of Malaysia with its business address at No. 35-G & 35-1 Jalan 2/115A, Taman Pagar Ruyung, Jalan Kuchai Lamai, 58200 Kuala Lumpur, Wilayah Persekutuan Kuala Lumpur (“MSAV”);

(3)	MSAV (BVI) LTD (Registration No. 2192492), a company limited by shares incorporated under the laws of British Virgin Islands with its business address at Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands (“MSAV BVI”);

(4)	MSAV HOLDINGS LTD (Registration No. 427759), a company limited by shares incorporated under the laws of Cayman Islands with its business address at 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands (“Company”); and

(5)	LYS (BVI) LIMITED (Registration No. 2192895), a company limited by shares incorporated under the laws of British Virgin Islands with its business address at Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands (“BVI-1”).

WHEREAS:

(A)	As at the date of this Agreement, Dato’ Low is the registered, legal and beneficial owner of 1,300,000 ordinary shares in the issued and paid-up capital of MSAV, representing 100% of the shareholding in MSAV (“MSAV Shares”).

(B)	The Company is currently in the process of pursuing an initial public offering (“IPO”).

(C)	As part of the reorganisation of the Group (as hereinafter defined) pursuant to the IPO (“Reorganisation”), the MSAV Shares will be restructured, and the Parties agree to enter into this Agreement (as hereinafter defined) to set out the terms and conditions governing the Reorganisation.

IT IS AGREED as follows:

1.	Interpretation and Definitions

1.1	In this Agreement, the following words and expressions, unless the context otherwise requires, shall have the following meanings respectively ascribed to them:

“Agreement” means this Share Swap Agreement;

Share Swap Agreement

in relation to

the reorganisation of Mekar Subur Holdings Ltd and its subsidiaries

“BVI-1” means LYS (BVI) LIMITED (Registration No. 2192895), a company limited by shares incorporated under the laws of British Virgin Islands with its business address at Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands;

“Company” means MSAV HOLDINGS LTD (Registration No. 427759), a company limited by shares incorporated under the laws of Cayman Islands with its business address at 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands;

“Completion” means the completion of the Share Swap pursuant to Clause 3;

“Completion Date” means the Effective Date;

“Consideration Shares” shall have the meaning ascribed to it in Clause 2.1;

“Dato’ Low” means LOW YOU SIONG (NRIC No. 800805-10-5471), a Malaysian national whose principal place of residence is at A-08-07, Taman Dinasti Kondominium, Jalan Kuchai Maju 12, Kuchai Entrepreneur’s Park, 58200 Kuala Lumpur, Wilayah Persekutuan Kuala Lumpur;

“Effective Date” means the date of this Agreement;

“Encumbrances” means any form of security interests or other encumbrance of any kind, whether registered or unregistered, perfected or not perfected, statutory, legal or equitable, for purposes of securing or conferring any priority of payment in respect of any obligation of any person or otherwise, including:

(i)	any mortgage, charge (whether fixed or floating), pledge, lien (whether for costs or to an unpaid seller or otherwise), hypothecation, a profit of prendre, easement, restrictive covenant, or other encumbrance over or affecting an asset (including the MSAV Shares and the Consideration Shares);

(ii)	a caveat, garnishee order, writ of execution, right of set off, assignment by way of security, deposit of money by way of security or monetary claim affecting the asset (including the MSAV Shares and the Consideration Shares);

(iii)	a preferential interest, trust (whether for securing money or otherwise), title retention arrangement or any adverse claims as to title, or other estate, interest, claim or agreement, arrangement or obligation to create any of the foregoing;

(iv)	a right, including a contractual right, an option, a power of sale, a right of first refusal or transfer, a right of pre-emption or other right, to acquire the asset or to restrain any person from acquiring the asset (including the MSAV Shares and the Consideration Shares);

(v)	an assignment of rights (including voting, dividend, and/or sale right) arising under the asset (including the MSAV Shares and the Consideration Shares);

Share Swap Agreement

in relation to

the reorganisation of Mekar Subur Holdings Ltd and its subsidiaries

(vi)	a right, including a lease, licence or other right, to occupy or use the asset (including the MSAV Shares and the Consideration Shares);

(vii)	an agreement to grant, create or register any of the foregoing or to allow any of the foregoing to exist; or

(viii)	any other security interest of any kind, whether based on agreement or undertaking or arising by the operation of law or otherwise or any other arrangement or right granted by a transaction which, in legal terms, is not the granting of security but which has an economic or financial effect similar to the granting of security under the law, or having the same legal or economic effect as any of the foregoing or any agreement to create any of the foregoing;

“Group” means the Company and its subsidiaries;

“Governmental Authority” means any relevant governmental or quasi-governmental authority, statutory authority or quasi-statutory or regulatory authority, administrative, monetary, fiscal or judicial body, department, commission, authority, tribunal, agency or stock exchange or Tax Authority or anybody entitled to exercise executive power or power of any nature or body or other organisation to the extent that the rules, regulations, standards, requirements, procedures or orders of such authority, body or other organisation have the force of law in any part of the world;

“IPO” shall have the meaning ascribed to it in Recital (B);

“MSAV” means MEKAR SUBUR AV SDN. BHD. (Registration No. 201301025240 (1055070-D)), a private company limited by shares incorporated under the laws of Malaysia with its business address at No. 35-G & 35-1 Jalan 2/115A, Taman Pagar Ruyung, Jalan Kuchai Lamai, 58200 Kuala Lumpur, Wilayah Persekutuan Kuala Lumpur;

“MSAV BVI” means MSAV (BVI) LTD (Registration No. 2192492), a company limited by shares incorporated under the laws of British Virgin Islands with its business address at Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands;

“MSAV Shares” shall have the meaning ascribed to it in Recital (A);

“Reorganisation” shall have the meaning ascribed to it in Recital (C);

“Share Swap” shall have the meaning ascribed to it in Clause 2.1;

“Share Transfer” shall have the meaning ascribed to it in Clause 2.1;

“Surrendered and Cancelled Share” shall have the meaning ascribed to it in Clause 2.5;

“Tax Authority” means any taxing or other authority competent to impose any liability in respect of Taxation or responsible for the administration and/or collection of Taxation or enforcement of any law in relation to Taxation; and

“Taxation” or “Tax” means all forms of taxation whether direct or indirect and whether levied by reference to income, profits, gains, net wealth, asset values, turnover, added value or other reference and statutory, governmental, state, provincial, local governmental or municipal impositions, duties, contributions, rates and levies, whenever and wherever imposed (whether imposed by way of a withholding or deduction for or on account of tax or otherwise) and in respect of any person and all fines, penalties, charges, costs and interest relating thereto.

Share Swap Agreement

in relation to

the reorganisation of Mekar Subur Holdings Ltd and its subsidiaries

1.2	In this Agreement:

1.2.1	unless the context requires otherwise, a reference to:

(i)	a gender shall include the other genders and references to the singular shall include the plural and vice versa;

(ii)	natural persons shall include bodies corporate and vice versa;

(iii)	this Agreement includes any recitals and schedules to it, and references to Clauses, Recitals, and Schedules, are to the clauses and recitals of, and schedules to, this Agreement. References to Paragraphs are to paragraphs of the Schedules;

(iv)	a person (which for the purposes of this Agreement means any individual, corporation, partnership, association, limited liability company, trust, Governmental Authority or other entity or organisation (whether or not having a separate legal personality) shall include its successors in title;

(v)	a “Party” is to a party to this Agreement, and “Parties” shall be construed accordingly;

(vi)	a “day”, “week”, “month” or “year” is a reference to a day, week, month or year respectively in the Gregorian calendar;

(vii)	this Agreement or any other document or any specified provision of this Agreement or any other document are to this Agreement, that document or that provision as in force for the time being and as amended from time to time in accordance with the terms of this Agreement or that document or, as the case may be, with the agreement of the relevant parties; and

(viii)	a statute or statutory provision is a reference to it as it is in force from time to time, taking account of any change, extension, consolidation or reenactment and includes any subordinate legislation for the time being in force made under it whether before or after the Effective Date so far as such modification or re-enactment applies or is capable of applying to any transactions entered into prior to the Effective Date and (so far as liability thereunder may exist or can arise) shall also include any past statutory enactment or provision or regulation (as from time to time modified or re-enacted) which such enactment or provision or regulation has directly or indirectly replaced;

1.2.2	headings and underlinings are inserted for convenience only and shall not affect the interpretation of this Agreement;

1.2.3	references to “law” shall mean its ordinary meaning, and shall include all applicable statutes, enactments, acts of legislature or Parliament, ordinances, rules, laws, by-laws, codes, rulings, judgments, rules of common law, regulations, notifications, guidelines, policies, decrees, directions, directives, awards, injunctions, and orders of any form of decisions, determinations or requirements of or made or issued by, any Governmental Authority;

1.2.4	any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

1.2.5	general words are not given a restrictive meaning:

(i)	if they are introduced by the word “other” by reason of the fact that they are preceded by words indicating a particular class of act, matter or thing; or

(ii)	by reason of the fact that they are followed by particular examples intended to be;

1.2.6	no provision of this Agreement will be construed adversely to a Party solely on the ground that the Party was responsible for the preparation of this Agreement or that provision;

1.2.7	if any period of time is specified from a given day, or the day of a given act or event, it is to be calculated exclusive of that day and if any period of time falls on a day, which is not a Business Day, then that period is to be deemed to only expire on the next Business Day; and

1.2.8	a day shall mean any calendar day and a month shall, unless otherwise specifically provided herein, mean a period calculated from any specific day up to and including the day immediately corresponding to that specific day in the subsequent month or if there shall be no such day in the subsequent month, the last day of that month.

Share Swap Agreement

in relation to

the reorganisation of Mekar Subur Holdings Ltd and its subsidiaries

2.	Agreement to Share Swap

2.1	As part of the Reorganisation, Dato’ Low agrees to transfer the MSAV Shares to MSAV BVI (“Share Transfer”). As consideration for the Share Transfer, the Company, being the parent holding company of MSAV BVI, shall allot and issue 20,000,000 ordinary shares with a par value of USD0.00001 each (“Consideration Shares”) to BVI-1 (“Share Swap”).

2.2	Following the completion of the Share Swap in accordance with Clause 3, MSAV shall become an indirect wholly-owned subsidiary of the Company. Dato’ Low through BVI-1, shall hold the Consideration Shares. The corporate structure of the Group after the Reorganisation is set out in Schedule 1.

2.3	On the Completion Date, the MSAV Shares shall be transferred to MSAV BVI and the Consideration Shares shall be allotted and issued to BVI-1, respectively:

2.3.1	free from all Encumbrances; and

2.3.2	together with all rights, benefits and advantages attaching to the MSAV Shares and the Consideration Shares, including ownership and title rights, proprietary interests, and the right to receive any dividends or distributions declared, made or paid on or after the Completion Date, where applicable.

2.4	Dato’ Low and the Company shall procure and ensure that, on the Completion Date, any and all rights of pre-emption, rights of first offer, and rights of first refusal over the MSAV Shares and the Consideration Shares, if any, shall be irrevocably and unconditionally waived by the persons entitled thereto.

2.5	Upon Completion, the 1 ordinary shares with a par value of USD0.00001 each, held by Dato’ Low in the Company, shall be surrendered and cancelled (“Surrendered and Cancelled Share”).

3.	Completion

3.1	Completion shall take place on the Completion Date and the Parties shall comply with their respective obligations as set out in this Clause 3.

MSAV Shares

3.2	On the Completion Date, in respect of the MSAV Shares, MSAV and Dato’ Low shall procure the delivery of the following documents to MSAV BVI:

3.2.1	original duly executed, valid and registrable, undated and unstamped share transfer forms as prescribed under Section 105 of the Companies Act 2016, Malaysia, relating to the transfer of the MSAV Shares in favour of MSAV BVI, together with the relevant original share certificates, if applicable, with respect to the MSAV Shares and all information and documents which are necessary to enable the share transfer instruments to be submitted for assessment of stamp duty under the Stamp Act 1949 of Malaysia;

3.2.2	a certified true copy or original copy of the resolution passed by the board of directors of MSAV:

(i)	approving the transfer of the MSAV Shares from Dato’ Low to MSAV BVI, subject only to the stamping of the instruments of transfer;

(ii)	approving the entry of the name of MSAV BVI into the register of members of MSAV as the registered holder of the MSAV Shares, subject only to stamp duty on the transfer of the MSAV Shares being duly paid, and the making of such other entries into other corporate records of MSAV as may be necessary; and

Share Swap Agreement

in relation to

the reorganisation of Mekar Subur Holdings Ltd and its subsidiaries

(iii)	if it is the practice of MSAV, authorising the issuance of new share certificates in respect of the MSAV Shares in favour of MSAV BVI (including the affixation of the common seal of MSAV on such new share certificates) and delivery of the new share certificates in respect of the MSAV Shares to MSAV BVI and making of such other entries into the other corporate records of MSAV and the notification(s) to the Companies Commission of Malaysia as may be necessary, and

(iv)	the cancellation of the existing share certificates in respect of the MSAV Shares registered under the name of Dato’ Low; and

3.2.3	any other documents which may be required by MSAV BVI to vest the legal and beneficial interest in the MSAV Shares to MSAV BVI.

3.3	MSAV BVI shall deliver to MSAV and Dato’ Low a copy of the resolution passed by the board of directors of MSAV BVI approving the transfer of the MSAV Shares from Dato’ Low, subject only to the stamping of the instruments of transfer.

Consideration Shares and Surrendered and Cancelled Share

3.4	On the Completion Date, in consideration of Dato’ Low transferring the MSAV Shares to MSAV BVI, the Company shall deliver the following documents to BVI-1:

3.4.1	a copy of the resolution passed by the board of directors of the Company:

(i)	approving the issuance and allotment of the Consideration Shares to BVI-1;

(ii)	approving the surrender and cancellation of the Surrendered and Cancelled Share registered under the name of Dato’ Low;

(iii)	approving the entry of the name of BVI-1 into the register of members of the Company as the registered holder of the Consideration Shares, and the making of such other entries into other corporate records of Company as may be necessary;

(iv)	authorising the issuance of new share certificates in respect of the Consideration Shares in favour of BVI-1 (including the affixation of the common seal of the Company on such new share certificates) and delivery of the new share certificates in respect of the Consideration Shares to BVI-1 and making of such other entries into the other corporate records of the Company and the notification(s) to the Registrar of Companies of Cayman Islands as may be necessary; and

(v)	the cancellation of the existing share certificates in respect of the Surrendered and Cancelled Share registered under the name of Dato’ Low (if any).

Share Swap Agreement

in relation to

the reorganisation of Mekar Subur Holdings Ltd and its subsidiaries

3.4.2	an updated register of members of the Company reflecting the registration of BVI- 1 as the holder of the Consideration Shares and the removal of the name of Dato’ Low in respect of the Surrendered and Cancelled Share; and

3.4.3	any other documents which may be required by BVI-1 to vest the legal and beneficial interest in the Consideration Shares to BVI-1.

3.5	On the Completion Date, in respect of the Surrendered and Cancelled Share, Dato’ Low shall deliver to the Company a letter of surrender with respect to the surrender and cancellation of the Surrendered and Cancelled Share.

3.6	On the Completion Date, in respect of the Consideration Shares, BVI-1 shall deliver to the Company a certified true copy or original copy of the resolution passed by the board of directors of BVI-1 approving the acquisition of the Consideration Shares.

4.	Representations and Warranties

The Parties hereby represent and warrant to one another that the warranties set out in this Clause 4 are true and correct as at the Effective Date:

4.1	they have not been declared bankrupt/ wound up and there are no bankruptcy/ winding up proceedings commenced and/or instituted against them;

4.2	the facts in relation to the Parties as set out in this Agreement are true, accurate, complete, correct and not misleading in any respect;

4.3	they have the full legal right, capacity, power and authority to enter into, deliver and carry out the provisions of this Agreement;

4.4	this Agreement constitutes valid and binding obligations of all the Parties;

4.5	where applicable, they have obtained or will obtain all necessary approvals for the entry into, performance and completion of this Agreement and its authorised signatories to this Agreement have been duly authorised to execute the same for and on its behalf; and

4.6	where applicable, they have entered into this Agreement on their own free will, without undue influence or coercion.

5.	Notices

5.1	All notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and in English and delivered personally or sent by prepaid registered post with recorded delivery, or by courier or email addressed to the intended recipient thereof at its address or at its email address set out hereunder (or to such other address or email address as a Party to this Agreement may from time to time duly notify the other). Any such notice, demand or communication shall be deemed to have been duly served (if delivered personally or given or made by email) immediately or (if given or made by registered post or courier) forty-eight (48) hours after posting, and in proving the same it shall be sufficient to show that personal delivery was made or that the envelope containing such notice was properly addressed as a prepaid registered letter or that the email was properly addressed and sent.

Share Swap Agreement

in relation to

the reorganisation of Mekar Subur Holdings Ltd and its subsidiaries

5.2	The address and email address of the Parties for the purposes of this Clause 5 are:

5.2.1	in the case of service on Dato’ Low, to:

Address	:	BLK A 8-07 Tmn Dinasati Kondo, Jin Kuchai
Maju 12, Kuchai Ent Park, 58200 Kuala Lumpur

Email Address	:	Levi.low@mekarsubur.com

5.2.2	in the case of service on MSAV, to:

Address	:	No. 35-1, Jalan 2/115A, Taman Pagar Ruyung,
Jalan Kuchai Lama, 58200 Kuala Lumpur

Email Address	:	Levi.low@mekarsubur.com

5.2.3	in the case of service on MSAV BVI, to:

Address	:	Ritter House, Wickhams Cay II, PO Box 3170,
Road Town, Tortola VG1110, British Virgin Islands

Email Address	:	Levi.low@mekarsubur.com

5.2.4	in the case of service on the Company, to:

Address	:	No. 35-1, Jalan 2/115A, Taman Pagar Ruyung,
Jalan Kuchai Lama, 58200 Kuala Lumpur

Email Address	:	Levi.low@mekarsubur.com

5.2.5	in the case of service on BVI-1, to:

Address	:	Ritter House, Wickhams Cay II, PO Box 3170,
Road Town, Tortola VG1110, British Virgin Islands

Email Address	:	Levi.low@mekarsubur.com

5.3	In this Clause 5, if deemed receipt occurs before 9am on a Business Day the notice shall be deemed to have been received at 9am on that day, and if deemed receipt occurs after 5pm on a Business Day, or on a day which is not a Business Day, the notice shall be deemed to have been received at 9am on the next Business Day.

5.4	Either Party may change the address to which such notices to it are to be delivered by giving not less than three (3) Business Days’ notice to the other Party.

Share Swap Agreement

in relation to

the reorganisation of Mekar Subur Holdings Ltd and its subsidiaries

6.	Costs and Expenses

6.1	Each Party shall bear its own legal costs and other ancillary costs and expenses related to the preparation, negotiations, finalisation, and execution of this Agreement and any other agreement or document entered into or signed under this Agreement.

6.2	MSAV shall bear the cost of stamp duty for this Agreement, MSAV BVI shall bear the cost of stamp duty in relation to the transfer of the MSAV Shares.

7.	General

7.1	Further Assurance

Each Party has entered into this Agreement in good faith and shall give all such assistance and information to the other Party and execute and do and procure all other necessary person or Company, if any, to execute and do all such further acts, deeds, assurance and things as may be reasonably required by the other Party from time to time in order to carry out, evidence and confirm their rights and the intended purpose of this Agreement.

7.2	Successors and Assigns

7.2.1	This Agreement shall be binding on the Parties and their respective successors and permitted assigns.

7.2.2	None of the Parties shall be entitled to transfer or otherwise assign his rights and obligations under this Agreement to a third party without the prior written consent of the other Parties and any assignment, transfer or delegation which is made without such prior written approval shall constitute a breach of this Agreement.

7.3	Entire Agreement

This Agreement contains the whole agreement between the Parties relating to the subject matter of this Agreement to the exclusion of any terms implied by the law which may be excluded by contract and supersedes any previous written or oral agreement between the Parties in relation to the matters dealt with in this Agreement.

7.4	Variation, Waiver, etc.

Save as otherwise expressly provided, no modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless made in writing specifically referring to this Agreement and duly signed by the Parties to this Agreement.

7.5	Severability

If any term or provision of this Agreement is held to be illegal, invalid or unenforceable, in whole or in part, under any enactment or rule of law, such term or provision or part shall to that extent be deemed not to form part of this Agreement but the legality, validity or enforceability of the remainder of this Agreement shall not be affected.

Share Swap Agreement

in relation to

the reorganisation of Mekar Subur Holdings Ltd and its subsidiaries

7.6	Time of the Essence

Time wherever mentioned shall be of the essence of this Agreement, both as regards the dates and periods specifically mentioned and as to any dates and periods which may be agreed in writing between the Parties to be substituted for them.

7.7	Knowledge & Acquiescence

Knowledge or acquiescence by either Party of, or in, any breach of any of the provisions of this Agreement shall not operate as, or be deemed to be, a waiver of such provisions and, notwithstanding such knowledge or acquiescence, such Party shall remain entitled to exercise its rights and/or remedies under this Agreement, and at law, and to require strict performance of all of the provisions of this Agreement.

7.8	Counterparts and E-Signatures

7.8.1	This Agreement may be entered in more counterparts, all of which will be considered one and the same agreement and each of which will be deemed an original with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of executed signature pages by electronic transmission (via scanned portable document format (pdf)) will constitute effective and binding execution and delivery of this Agreement. This Agreement shall be deemed to be executed when each Party shall have received a counterpart hereof signed by the other Party. Until and unless each Party has received a counterpart hereof signed by the other Party, this Agreement shall have no effect and no Party shall have any rights or obligations hereunder (whether by virtue of any other oral or written agreement or other communication).

7.8.2	This Agreement, may be accepted, executed or agreed to, through the use of an electronic signature, whether digital or encrypted, in accordance with the Electronic Commerce Act 2006 of Malaysia. Any document accepted, executed or agreed to in conformity with such law will be binding on each Party and shall have the same legal effect, validity or enforceability as if it were physically executed.

7.9	Governing Law and Jurisdiction

7.9.1	This Agreement shall be governed by, and construed in accordance with, the laws of Malaysia.

7.9.2	The Parties irrevocably agree that the courts of Malaysia are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that, accordingly, any legal action or proceedings arising out of or in connection with this Agreement may be brought in those courts and the Parties irrevocably submit to the jurisdiction of those courts.

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Share Swap Agreement

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the reorganisation of Mekar Subur Holdings Ltd and its subsidiaries

Schedule 1

Corporate Structure of the Group After The Reorganisation

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Share Swap Agreement

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This Agreement has been entered into on the date stated at the beginning of this Agreement.

Dato’ Low

SIGNED by	)
LOW YOU SIONG	)
(NRIC No. 800805-10-5471))
)
	)	/s/ LOW YOU SIONG
LOW YOU SIONG

MSAV

Signed by	)
For and on behalf of	)
MEKAR SUBUR AV SDN. BHD.	)
in the presence of:	)	/s/ Low You Siong
		Name:	Low You Siong
		NRIC No.:	800805-10-5471
		Designation:	Director

/s/ YAU XIN JIE
Name: YAU XIN JIE
NRIC No.: 940721-05-5408
Designation:

MSAV BVI

Signed by	)
For and on behalf of	)
MSAV (BVI) LTD	)	/s/ Low You Siong
in the presence of:	)	Name:	Low You Siong
		NRIC No.:	800805-10-5471
		Designation:	Director

/s/ YAU XIN JIE
Name: YAU XIN JIE
NRIC No.: 940721-05-5408
Designation:

Share Swap Agreement

in relation to

the reorganisation of Mekar Subur Holdings Ltd and its subsidiaries

The Company

Signed by	)
For and on behalf of	)
MSAV HOLDINGS LTD	)	/s/ Low You Siong
in the presence of:	)	Name:	Low You Siong
		NRIC No.:	800805-10-5471
		Designation:	Director

/s/ YAU XIN JIE
Name:	YAU XIN JIE
NRIC No.:	940721-05-5408
Designation:

BVI-1

Signed by	)
For and on behalf of	)
LYS (BVI) LIMITED	)	/s/ Low You Siong
in the presence of:	)	Name:	Low You Siong
		NRIC No.:	800805-10-5471
		Designation:	Director

/s/ YAU XIN JIE
Name:	YAU XIN JIE
NRIC No.:	940721-05-5408
Designation: